                                                                  EXHIBIT 10.28

                         DREYER'S GRAND ICE CREAM, INC.

                                 THIRD AMENDMENT

                            Dated as of June 27, 2003

                                       To

                            Note Purchase Agreements
                               Dated June 6, 1996

       Re:      $15,000,000  7.68% Series A Senior Notes Due 2002
                $15,000,000  8.06% Series B Senior Notes Due 2006
                $20,000,000  8.34% Series C Senior Notes Due 2008

                   THIRD AMENDMENT TO NOTE PURCHASE AGREEMENTS

         THIS THIRD AMENDMENT dated as of June 27, 2003 (the or this "THIRD AMENDMENT") to the Note Purchase Agreements dated June 6, 1996 is among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "COMPANY"), New December , Inc. (to be renamed "Dreyer's Grand Ice Cream Holdings, Inc., "NEW DREYER'S") and each of the institutions which is a signatory to this Third Amendment (collectively, the "NOTEHOLDERS").

                                   RECITALS:

         A. The Company and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements each dated as of June 6, 1996, and the First Amendment dated as of November 17, 1998, and the Second Amendment dated as of September 26, 2001 (as so amended, collectively, the "NOTE AGREEMENTS;" capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements unless herein defined or the context shall otherwise require). The Company has heretofore issued $50,000,000 aggregate principal amount of Senior Notes consisting of its $15,000,000 7.68% Series A Senior Notes due 2002 (the "SERIES A NOTES"), $15,000,000 8.06% Series B Senior Notes due 2006 (the "SERIES B NOTES") and $20,000,000 8.34% Series C Senior Notes due 2008 (the "SERIES C NOTES") pursuant to the Note Agreements, of which only the Series B Notes and Series C Notes remain outstanding as of the date hereof (collectively, the "NOTES"). The Noteholders are, collectively, the holders of at least 51 % of the outstanding principal amount of the Notes.

         B. Pursuant to that Agreement and Plan of Merger and Contribution, dated as of June 16, 2002, and amended as of October 25, 2002, as of February 5, 2003 and as of June 16, 2003 (as so amended, the "TRANSACTION AGREEMENT") by and among the Company, New Dreyer's, December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc., among other things, the Company and Nestle Ice Cream Company, LLC ("NICC") will become wholly-owned subsidiaries of New Dreyer's (the "TRANSACTION").

         C. The Company and the Noteholders now desire to amend the Note Agreements to, among other things, add New Dreyer's as a party to the Note Agreements and revise various provisions of the Note Agreements to account for the consummation of the Transaction, in the respects, but only in the respects, hereinafter set forth.

         D. All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Third Amendment set forth in
Section 3 hereof, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.        AMENDMENTS

1.1      Subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, the Company, New Dreyer's, and the Noteholders agree that, on the Third Amendment Effective Date (as defined below), the Note Agreements shall be amended in their entirety to read as set forth on the attached EXHIBIT A (as so amended, the "AMENDED NOTE AGREEMENTS").

1.2      Subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, the Company, New Dreyer's, and the Noteholders agree that, on the Third Amendment Effective Date (as defined below), the 8.06% Series B Senior Notes due June 1, 2006 shall be amended by inserting the text set forth on the attached EXHIBIT B-1 as the second paragraph of each Note.

1.3      Subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, the Company, New Dreyer's, and the Noteholders agree that, on the Third Amendment Effective Date (as defined below), the 8.06% Series B Senior Notes due June 1, 2006 shall be amended by inserting the following sentence at the end of the third paragraph of each Note: "As of the Third Amendment Effective Date, this Note is guaranteed by the Guarantors pursuant to the Affiliate Guaranty.".

1.4      Subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, the Company, New Dreyer's, and the Noteholders agree that, on the Third Amendment Effective Date (as defined below), the 8.34% Series C Senior Notes due June 1, 2008 shall be amended by inserting the text set forth on the attached EXHIBIT B-2 as the second paragraph of each Note.

1.5      Subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, the Company, New Dreyer's, and the Noteholders agree that, on the Third Amendment Effective Date (as defined below), the 8.34% Series C Senior Notes due June 1, 2008 shall be amended by inserting the following sentence at the end of the third paragraph of each Note: "As of the Third Amendment Effective Date, this Note is guaranteed by the Guarantors pursuant to the Affiliate Guaranty.".

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND NEW DREYER'S

2.1 To induce the Noteholders to execute and deliver this Third Amendment, each of the Company and New Dreyer's represents and warrants to the Noteholders that (which representations and warranties shall survive the execution and delivery of this Third Amendment):

                  (a) as of the Third Amendment Effective Date (as defined below) (and after giving effect to this Third Amendment), no Default or Event of Default has occurred which is continuing;

                  (b)      all the representations and warranties contained in
         Section 5 of the Amended Note Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the Third Amendment Effective Date (as defined below);

                  (c) the Transaction will comply in all material respects with all applicable legal requirements; and

                  (d) the consummation of the Transaction will not violate in any material respect any statute or regulation of the United States or any other applicable jurisdiction, or any order, judgment or decree of any court or other governmental or regulatory body or agency, or result in a breach of, or constitute a default under, any material indenture, agreement or other instrument to which New Dreyer's, the Company or any other Subsidiary of New Dreyer's is a party or by which its properties or assets are or may be bound, or any judgment, order or decree, binding upon or affecting New Dreyer's, the Company or any other Subsidiary of New Dreyer's (including any entity which will be a Subsidiary of New Dreyer's after giving effect to the Transaction).

SECTION 3.        CONDITIONS TO EFFECTIVENESS OF THIS THIRD AMENDMENT

3.1 This Third Amendment shall become effective if, and only if, all required approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) for the Transaction have been received on or before July 31, 2003 and upon the satisfaction in full of each of the following conditions on or before August 29, 2003 (the date on which each such condition has been satisfied is called the "THIRD AMENDMENT EFFECTIVE DATE"):

                  (a) The Transaction shall have been consummated in accordance with the Transaction Agreement (without any amendment or other modification thereto unless approved in writing by the Noteholders);

                  (b) executed counterparts of this Third Amendment and the Amended Note Agreements, duly executed by the Company, New Dreyer's and each Noteholder, shall have been delivered to the Noteholders (it being understood that the Noteholders may rely on facsimile confirmation of the execution of a counterpart hereof and thereof by any party hereto or thereto);

                  (c) each Noteholder shall have received on the Third Amendment Effective Date from the Company an amendment fee by a wire transfer (to the accounts to which scheduled payments on the Notes are made, with a reference to "Dreyer's amendment fee") in the amount set forth opposite its name below:

         The Prudential Insurance Company of America:                $ 50,000.00
         Transamerica Life Insurance and Annuity Company             $ 21,428.57

                  (d) (i) the representations and warranties of the Company and New Dreyer's set forth in Section 2 hereof, and each of the statements in the certificate delivered pursuant to Section 3.1(h) hereof shall be true, correct and complete on and with respect to the Third Amendment Effective Date and (ii) no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Third Amendment becoming effective in accordance with the terms hereof, and the Noteholders shall have received an Officer's Certificate of the Company and New Dreyer's certifying to the effects set forth in clauses (i) and (ii) above;

                  (e) each Noteholder shall have received a guaranty substantially in the form of EXHIBIT C (the "GUARANTY") duly executed by each Guarantor (as defined in the Amended Note Agreements);

                  (f) each Noteholder shall have received a certificate of the secretary of assistant secretary of the Company, New Dreyer's and each other Guarantor as to (a) resolutions of the Board of Directors or other governing body of such Person authorizing the execution and delivery by such Person of this Third Amendment, the Amended Note Agreements and/or the Guaranty, as applicable, and the performance by such Person of its obligations under the Amended Note Agreements and/or the Guaranty, as applicable; and (b) the incumbency and signatures of the officers of such Person who are authorized to execute and deliver this Third Amendment, the Amended Note Agreements and/or the Guaranty, as applicable;

                  (g) each Noteholder shall have received satisfactory opinions of counsel to the Company, New Dreyer's and the Guarantors;

                  (j) each Noteholder shall have received a certificate of a Responsible Officer (as defined in the Amended Note Agreements) of the Company and New Dreyer's to the effect that (a) there has been no material adverse change in the operations, business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole since December 28, 2002 or of NICC and its Subsidiaries taken as a whole since September 29, 2002; (b) there is no action, suit, investigation or proceeding pending or, to the knowledge of New Dreyer's or the Company, threatened in any court or before any arbitrator or governmental authority that
         (i) is reasonably likely to materially and adversely affect New Dreyer's and its Subsidiaries taken as a whole or (ii) purports to affect the Third Amendment or any transaction contemplated thereby or the ability of the Company, New Dreyer's or any Guarantor to perform its obligations under the Amended Note Agreements or the Guaranty, as applicable; (c) all required consents and approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) for the
         (i) consummation of the Transaction, (ii) execution and delivery by New Dreyer's and the Company of this Third Amendment and the Amended Note Agreements, (iii) execution and delivery by the Guarantors of the Guaranty and (iv) performance by the Company, New Dreyer's and the other Guarantors of their respective obligations under the Amended Note Agreements and the Guaranty, as applicable, have been obtained and are in full force and effect; and (d) the obligations of the Company under the Amended Note Agreements and the obligations of the Guarantors under the Guaranty will not be structurally subordinated to any other material debt of the Company or any Guarantor;

                  (i) each Noteholder shall have received evidence that the Nestle Credit Arrangements (as defined in the Amended Note Agreements) are in full force and effect; and

                  (j) executed counterparts of the Intercreditor Agreement, duly executed by the parties thereto, shall have been delivered to the Noteholders (it being understood that the Noteholders may rely on facsimile confirmation of the execution of a counterpart thereof by any party thereto).

         Upon receipt of all of the foregoing, this Third Amendment shall become effective.

SECTION 4.        MISCELLANEOUS

4.1 This Third Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this Third Amendment, all terms, conditions, and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

4.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Agreements without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.

4.3 The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.4 This Third Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State which would require the application of the laws of a jurisdiction other than such State.

4.5 The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

4.6 As described in Section 15.1 of the Note Agreements, whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel) incurred by the Noteholders in connection with such transactions and in connection with this Third Amendment (whether or not this Third Amendment becomes effective).

4.7 This Third Amendment shall be binding upon the Company, New Dreyer's and the Noteholders and their respective successors and assigns, and shall inure to the benefit of the Company and the Noteholders and the successors and assigns of the Noteholders.

                             [SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       DREYER'S GRAND ICE CREAM, INC.

                                       By:    /S/ William C. Collett
                                       Name:  William C. Collett
                                       Title: Treasurer

                                       NEW DECEMBER , INC., to be renamed
                                         Dreyer's Grand Ice Cream Holdings, Inc.

                                       By:    /S/ William C. Collett
                                       Name:  William C. Collett
                                       Title: Treasurer

PERCENTAGE OF PRINCIPAL OF NOTES HELD                   NOTEHOLDERS:

         70.%                          THE PRUDENTIAL INSURANCE COMPANY
                                       OF AMERICA

                                       By:    /S/ Stephen J. DiMartini
                                       Name:  Stephen J. DiMartini
                                       Title: Vice President

          30%                          TRANSAMERICA LIFE INSURANCE AND
                                       ANNUITY COMPANY

                                       By:    /S/ Frederick B. Howard
                                       Name:  Frederick B. Howard
                                       Title: Vice President

                                    EXHIBIT A

                         FORM OF AMENDED NOTE AGREEMENTS

--------------------------------------------------------------------------------

                         DREYER'S GRAND ICE CREAM, INC.

                $15,000,000 7.68% SERIES A SENIOR NOTES DUE 2002
                $15,000,000 8.06% SERIES B SENIOR NOTES DUE 2006
                $20,000,000 8.34% SERIES C SENIOR NOTES DUE 2008

                                  -------------

                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT

                                  -------------

                               DATED JUNE 6, 1996,
                          AS AMENDED AND RESTATED AS OF
                                  JUNE 27, 2003

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
1.   AUTHORIZATION OF NOTES.................................................................................     1
2.   SALE AND PURCHASE OF NOTES.............................................................................     1
3.   CLOSING................................................................................................     2
4.   CONDITIONS TO CLOSING..................................................................................     2
     4.1.     Representations and Warranties................................................................     2
     4.2.     Performance; No Default.......................................................................     2
     4.3.     Compliance Certificates.......................................................................     2
     4.4.     Opinions of Counsel...........................................................................     3
     4.5.     Purchase Permitted By Applicable Law, etc.....................................................     3
     4.6.     Sale of Other Notes...........................................................................     3
     4.7.     Payment of Special Counsel Fees...............................................................     3
     4.8.     Private Placement Number......................................................................     3
     4.9.     Changes in Corporate Structure................................................................     3
     4.10.    Proceedings and Documents.....................................................................     4
5.   REPRESENTATIONS AND WARRANTIES OF NEW DREYER'S AND THE COMPANY.........................................     4
     5.1.     Organization; Power and Authority.............................................................     4
     5.2.     Authorization, etc............................................................................     4
     5.3.     Disclosure....................................................................................     5
     5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates..............................     5
     5.5.     Financial Statements..........................................................................     6
     5.6.     Compliance with Laws, Other Instruments, etc..................................................     6
     5.7.     Governmental Authorizations, etc..............................................................     7
     5.8.     Litigation; Observance of Agreements, Statutes and Orders.....................................     7
     5.9.     Taxes.........................................................................................     7
     5.10.    Title to Property; Leases.....................................................................     7
     5.11.    Licenses, Permits, etc........................................................................     8
     5.12.    Compliance with ERISA.........................................................................     8
     5.13.    Private Offering by the Company...............................................................     9
     5.14.    Use of Proceeds; Margin Regulations...........................................................     9
     5.15.    Existing Debt; Future Liens...................................................................     9
     5.16.    Foreign Assets Control Regulations, etc.......................................................    10
     5.17.    Status under Certain Statutes.................................................................    10
     5.18.    Environmental Matters.........................................................................    10
6.   REPRESENTATIONS OF THE PURCHASER.......................................................................    11
     6.1.     Purchase for Investment.......................................................................    11
     6.2.     Source of Funds...............................................................................    11
7.   INFORMATION AS TO COMPANY..............................................................................    13
     7.1.     Financial and Business Information............................................................    13
     7.2.     Officer's Certificate.........................................................................    16
     7.3.     Inspection....................................................................................    16
8.   PREPAYMENT OF THE NOTES................................................................................    17
     8.1.     Required Prepayments..........................................................................    17

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
     8.2.     Optional Prepayments with Make-Whole Amount...................................................    17
     8.3.     Allocation of Partial Prepayments.............................................................    18
     8.4.     Maturity; Surrender, etc......................................................................    18
     8.5.     Purchase of Notes.............................................................................    18
     8.6.     Make-Whole Amount.............................................................................    19
9.   AFFIRMATIVE COVENANTS..................................................................................    20
     9.1.     Compliance with Law...........................................................................    20
     9.2.     Insurance.....................................................................................    20
     9.3.     Maintenance of Properties.....................................................................    20
     9.4.     Payment of Taxes and Claims...................................................................    21
     9.5.     Corporate Existence, etc......................................................................    21
     9.6.     Affiliate Guaranty............................................................................    21
10.  NEGATIVE COVENANTS.....................................................................................    22
     10.1.    Transactions with Affiliates..................................................................    22
     10.2.    Merger, Consolidation, etc....................................................................    22
     10.3.    Liens.........................................................................................    23
     10.4.    Financial Covenants...........................................................................    25
     10.5.    Limitation on Change in Business..............................................................    27
     10.6.    Sale of Assets, Etc...........................................................................    27
     10.7.    Redemption of Capital Stock...................................................................    30
11.  EVENTS OF DEFAULT......................................................................................    30
11A. THE TRANSACTION........................................................................................    32
12.  REMEDIES ON DEFAULT, ETC...............................................................................    32
     12.1.    Acceleration..................................................................................    32
     12.2.    Other Remedies................................................................................    33
     12.3.    Rescission....................................................................................    33
     12.4.    No Waivers or Election of Remedies, Expenses, etc.............................................    34
13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................................................    34
     13.1.    Registration of Notes.........................................................................    34
     13.2.    Transfer and Exchange of Notes................................................................    34
     13.3.    Replacement of Notes..........................................................................    35
14.  PAYMENTS ON NOTES......................................................................................    35
     14.1.    Place of Payment..............................................................................    35
     14.2.    Home Office Payment...........................................................................    35
15.  EXPENSES, ETC..........................................................................................    36
     15.1.    Transaction Expenses..........................................................................    36
     15.2.    Survival......................................................................................    36
16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........................................    36
17.  AMENDMENT AND WAIVER...................................................................................    37
     17.1.    Requirements..................................................................................    37
     17.2.    Solicitation of Holders of Notes..............................................................    37
     17.3.    Binding Effect, etc...........................................................................    37

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
     17.4.    Notes held by Company, etc....................................................................    38
18.  NOTICES................................................................................................    38
19.  REPRODUCTION OF DOCUMENTS..............................................................................    38
20.  CONFIDENTIAL INFORMATION...............................................................................    39
21.  SUBSTITUTION OF PURCHASER..............................................................................    40
22.  MISCELLANEOUS..........................................................................................    40
     22.1.    Successors and Assigns........................................................................    40
     22.2.    Payments Due on Non-Business Days.............................................................    40
     22.3.    Severability..................................................................................    40
     22.4.    Construction..................................................................................    40
     22.5.    Counterparts..................................................................................    41
     22.6.    Governing Law.................................................................................    41

    SCHEDULE A       --   INFORMATION RELATING TO PURCHASERS

    SCHEDULE B       --   DEFINED TERMS

    SCHEDULE 5.4     --   SUBSIDIARIES OF THE COMPANY AND
                          OWNERSHIP OF SUBSIDIARY STOCK

    SCHEDULE 5.5     --   FINANCIAL STATEMENTS

    SCHEDULE 5.14    --   USE OF PROCEEDS

    SCHEDULE 5.15    --   EXISTING DEBT

    SCHEDULE 10.3    --   EXISTING LIENS

    EXHIBIT I-A      --   FORM OF 7.68% SERIES A SENIOR NOTES DUE JUNE 1, 2002

    EXHIBIT 1-B      --   FORM OF 8.06% SERIES B SENIOR NOTES DUE JUNE 1, 2006

    EXHIBIT 1-C      --   FORM OF 8.34% SERIES C SENIOR NOTES DUE JUNE 1, 2008

    EXHIBIT 4.4(a)   --   FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY

    EXHIBIT 4.4(b)   --   FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

                         DREYER'S GRAND ICE CREAM, INC.
                               5929 College Avenue
                            Oakland, California 94618

                $15,000,000 7.68% SERIES A SENIOR NOTES DUE 2002
                $15,000,000 8.06% SERIES B SENIOR NOTES DUE 2006
                $20,000,000 8.34% SERIES C SENIOR NOTES DUE 2008

                                                                   June 6, 1996,
                                                   as amended and restated as of
                                                                   June 27, 2003

TO EACH OF THE PURCHASERS LISTED ON
         THE ATTACHED SIGNATURE PAGES:

Ladies and Gentlemen:

         Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "COMPANY"), and, where applicable, Dreyer's Grand Ice Cream Holdings, Inc. (formerly known as New December , Inc.), a Delaware corporation ("NEW DREYER'S"), agree with you as follows:

1.       AUTHORIZATION OF NOTES.

         The Company has authorized the issue and sale of $15,000,000 aggregate principal amount of its 7.68% Series A Senior Notes due June 1, 2002, $15,000,000 aggregate principal amount of its 8.06% Series B Senior Notes due June 1, 2006, and $20,000,000 aggregate principal amount of its 8.34% Series C Senior Notes due June 1, 2008 (collectively the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined) and each such series of Notes being a "SERIES"). Each Series of Notes shall be substantially in the form set out in Exhibit 1-A through Exhibit 1-C, respectively, with such changes therefrom, if any, as may be approved by you and the Company. As of the Third Amendment Effective Date, the Notes shall be guaranteed by the Guarantors pursuant to the Affiliate Guaranty. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company issued and sold to you and you purchased from the Company, at the Closing provided for in Section 3, Notes of one or more Series in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company entered into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS" and collectively with you, the "PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       CLOSING.

         The sale and purchase of the Notes purchased by you and the Other Purchasers occurred at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, at 9:00 a.m., Los Angeles time, at a closing (the "CLOSING") on June 6, 1996. At the Closing the Company delivered to you the Notes purchased by you in the form of a single Note for each Series (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account #12337-56252 at BofA, 1850 Gateway Boulevard, Concord, California 94520, ABA #121000358.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes sold to you at the Closing was subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2               PERFORMANCE; NO DEFAULT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by
Section 10 hereof had such Section applied since such date.

4.3      COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

4.4      OPINIONS OF COUNSEL.

         You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Manwell & Milton, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from O'Melveny & Myers, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6      SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7      PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8      PRIVATE PLACEMENT NUMBER.

         A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9      CHANGES IN CORPORATE STRUCTURE.

         The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10     PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF NEW DREYER'S AND THE COMPANY.

         Each of New Dreyer's and the Company represents and warrants to you that:

5.1      ORGANIZATION; POWER AND AUTHORITY.

                  (a) New Dreyer's and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of New Dreyer's and its Subsidiaries has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

                  (b) Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Affiliate Guaranty and to perform the provisions thereof.

5.2      AUTHORIZATION, ETC.

                  (a) This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of New Dreyer's and the Company, as applicable, and this Agreement, the Other Agreements and the Notes constitute a legal, valid and binding obligation of New Dreyer's and the Company, as applicable, enforceable against New Dreyer's and the Company in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and

(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) The Affiliate Guaranty has been duly authorized by all necessary corporate action on the part of each Guarantor, and the Affiliate Guaranty constitutes a legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3      DISCLOSURE.

         This Agreement, the documents, certificates or other writings delivered to you by or on behalf of New Dreyer's or the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 28, 2002, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary and since September 29, 2002, there has been no change in the financial condition, operations, business, properties or prospects of NICC or any Subsidiary, in each case except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to New Dreyer's or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the documents, certificates and other writings delivered to you by or on behalf of New Dreyer's or the Company specifically for use in connection with the transactions contemplated hereby.

5.4      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists as of June 27, 2003 (i) of New Dreyer's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by New Dreyer's and each other Subsidiary, and (ii) of New Dreyer's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by New Dreyer's and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5      FINANCIAL STATEMENTS.

         The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6      COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  (a) The execution, delivery and performance by New Dreyer's and the Company of this Agreement, and by the Company of the Notes, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of New Dreyer's or the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which New Dreyer's or the Company or any Subsidiary is bound or by which New Dreyer's or the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to New Dreyer's or the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to New Dreyer's or the Company or any Subsidiary.

                  (b) The execution, delivery and performance by each Guarantor of the Affiliate Guaranty, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Guarantor is bound or by which any Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Guarantor.

5.7      GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (i) New Dreyer's or the Company of this Agreement or the Notes or (ii) the Guarantors of the Affiliate Guaranty.

5.8      LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of New Dreyer's and the Company, threatened against or affecting New Dreyer's or the Company or any Subsidiary or any property of New Dreyer's or the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) None of New Dreyer's, the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental
Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9               TAXES

         New Dreyer's and its Subsidiaries, including the Company and its Subsidiaries, have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which New Dreyer's, the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. New Dreyer's and the Company know of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of New Dreyer's and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of New Dreyer's and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 26, 1998.

5.10     TITLE TO PROPERTY; LEASES.

         New Dreyer's and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by New Dreyer's or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11     LICENSES, PERMITS, ETC.

                  (a) New Dreyer's and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

                  (b) To the best knowledge of New Dreyer's and its Subsidiaries, no product of New Dreyer's or its Subsidiaries, as the case may be, infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

                  (c) To the best knowledge of New Dreyer's and the Company, there is no Material violation by any Person of any right of New Dreyer's or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by New Dreyer's or any of its Subsidiaries.

5.12     COMPLIANCE WITH ERISA.

                  (a) New Dreyer's and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither New Dreyer's nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by New Dreyer's or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of New Dreyer's or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

                  (c) New Dreyer's and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of New Dreyer's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by
Section 4980B of the Code) of New Dreyer's and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the Affiliate Guaranty and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by New Dreyer's in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13     PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor anyone acting on its behalf offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than five other Institutional Investors, each of which was offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14     USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company applied the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder were used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock did not on the date of the Closing and does not as of the Third Amendment Effective Date constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

5.15     EXISTING DEBT; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth as of June 27, 2003 a complete and correct list of all outstanding Debt of the Company and its Subsidiaries (other than items of Debt not exceeding $50,000 individually and $500,000 in the aggregate), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

5.16     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither New Dreyer's nor any of its Subsidiaries or its Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person. New Dreyer's and its Subsidiaries and its Affiliates are in compliance, in all Material respects, with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.17     STATUS UNDER CERTAIN STATUTES.

         Neither New Dreyer's nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18     ENVIRONMENTAL MATTERS.

         Neither New Dreyer's nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against New Dreyer's or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither New Dreyer's nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither New Dreyer's nor any of its Subsidiaries has stored, transported or disposed of any Hazardous Materials on or from any real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by New Dreyer's or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1      PURCHASE FOR INVESTMENT.

         You represented at the date of the Closing that you were an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act and that you were purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property would at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2      SOURCE OF FUNDS.

         You represented at the date of the Closing that at least one of the following statements was an accurate representation as to each source of funds (a "SOURCE") used by you to pay the purchase price of the Notes purchased by you hereunder:

                  (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source is an "insurance company general account" within the meaning of PTE 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code and treating as a single plan, all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e)      the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

7.1      FINANCIAL AND BUSINESS INFORMATION.

         New Dreyer's shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each fiscal quarter of New Dreyer's (other than the last fiscal quarter of each fiscal year), duplicate copies of,

                                    (i)      a consolidated balance sheet of New
                  Dreyer's and its Restricted Subsidiaries as at the end of such quarter, and

                                    (ii)     consolidated statements of income,
                  changes in shareholders' equity and cash flows of New Dreyer's and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of New Dreyer's as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of New Dreyer's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission (if such Quarterly Report contains consolidated financial statements for New Dreyer's and its Restricted Subsidiaries) shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements - within 100 days after the end of each fiscal year of New Dreyer's, duplicate copies of,

                                    (i)      a consolidated balance sheet of New
                  Dreyer's and its Restricted Subsidiaries, as at the end of such year, and

                                    (ii)     consolidated statements of income,
                  changes in shareholders' equity and cash flows of New Dreyer's and its Restricted Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                                             (A)      by an opinion thereon of
                           independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                             (B)      a certificate of such
                           accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of New Dreyer's Annual Report on Form 10-K for such fiscal year (together with New Dreyer's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission (if such Annual Report contains consolidated financial statements for New Dreyer's and its Restricted Subsidiaries), together with the accountant's certificate described in clause
(B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC and Other Reports -- promptly upon their becoming available (and in any event within 15 days after being filed or sent), one copy of (i) each financial statement, report, notice or proxy statement sent by New Dreyer's or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by New Dreyer's or any Restricted Subsidiary with the Securities and Exchange Commission (other than reports on Form 11-K and registration statements on Form S-8) and of all press releases and other statements made available generally by New Dreyer's or any Restricted Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer of New Dreyer's or the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer of New Dreyer's or the Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that New Dreyer's or an ERISA Affiliate proposes to take with respect thereto:

                                    (i)      with respect to any Plan, any
                  reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                                    (ii)     the taking by the PBGC of steps to
                  institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any

                  Plan, or the receipt by New Dreyer's or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                                    (iii)    any event, transaction or condition
                  that could result in the incurrence of any liability by New Dreyer's or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of New Dreyer's or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to New Dreyer's or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g) Information Required by Rule 144A -- with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes. For the purpose of this Section 7.1(g), the term "qualified institutional buyer" shall have the meaning specified in Rule 144A promulgated under the Securities Act; and

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of New Dreyer's or any of its Subsidiaries or relating to the ability of New Dreyer's to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2      OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of New Dreyer's setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether New Dreyer's was in compliance with the requirements of Sections 10.3(g), 10.3(i), 10.3(j), 10.3(m), 10.4 and 10.6 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of New Dreyer's and its Restricted Subsidiaries, from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of New Dreyer's or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action New Dreyer's shall have taken or proposes to take with respect thereto.

7.3      INSPECTION.

         New Dreyer's shall permit the representatives of each holder of Notes:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to New Dreyer's, to visit the principal executive office of New Dreyer's, to discuss the affairs, finances and accounts of New Dreyer's and its Subsidiaries with New Dreyer's officers, and (with the consent of New Dreyer's, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of New Dreyer's, which consent will not be unreasonably withheld) to visit the other offices and properties of New Dreyer's and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of New Dreyer's to visit and inspect any of the offices or properties of New Dreyer's or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision New Dreyer's authorizes said accountants to discuss the affairs, finances and accounts of New Dreyer's and its Restricted Subsidiaries), all at such times and as often as may reasonably be requested.

8.       PREPAYMENT OF THE NOTES.

8.1      REQUIRED PREPAYMENTS.

                  (a)      SERIES A NOTES.

         On June 1, 2000 and on June 1, 2001, the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series A Notes pursuant to Section 8.2 the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase.

                  (b)      SERIES B NOTES.

         On June 1, 2000, and on each June 1 thereafter to and including June 1, 2005, the Company will prepay $2,142,857.14 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.2 the principal amount of each required prepayment of the Series B Notes becoming due under this
Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase.

                  (c)      SERIES C NOTES.

         On June 1, 2006 and on June 1, 2007, the Company will prepay $6,666,666.67 principal amount (or such lesser principal amount as shall then be outstanding) of the Series C Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series C Notes pursuant to Section 8.2 the principal amount of each required prepayment of the Series C Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series C Notes is reduced as a result of such prepayment or purchase.

8.2      OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Each partial prepayment shall be allocated among the Notes of all Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3      ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes of any Series, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Notwithstanding the foregoing provisions of this Section 8.3 the Company shall be permitted to make payments to the holders on (but not before or after) September 26, 2001 in the amounts set forth in
Section 3.1(b) of the Second Amendment which payments shall satisfy in full the Company's obligations for interest, principal and Make Whole Amounts in respect of the Payment of the Series A Notes due on June 1, 2002 and the Required Prepayment of the Series B Notes due on June 1, 2002.

8.4      MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5      PURCHASE OF NOTES.

         New Dreyer's and its Subsidiaries will not and will not permit any Affiliate or any of their Restricted Subsidiaries to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by New Dreyer's or any Affiliate or Restricted Subsidiary of New Dreyer's pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6      MAKE-WHOLE AMOUNT.

         The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.l.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

         Each of New Dreyer's and the Company covenants that so long as any of the Notes are outstanding:

9.1      COMPLIANCE WITH LAW.

         New Dreyer's and the Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2      INSURANCE.

         New Dreyer's will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3      MAINTENANCE OF PROPERTIES.

         New Dreyer's will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent New Dreyer's or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and New Dreyer's has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4      PAYMENT OF TAXES AND CLAIMS.

         New Dreyer's will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of New Dreyer's or any Subsidiary, provided that neither New Dreyer's nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by New Dreyer's or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and New Dreyer's or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of New Dreyer's or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5      CORPORATE EXISTENCE, ETC.

         Each of New Dreyer's and the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.6, New Dreyer's will at all times preserve and keep in full force and effect the corporate existence of each of its other Restricted Subsidiaries (unless merged into New Dreyer's or a Restricted Subsidiary) and all rights and franchises of New Dreyer's and such other Restricted Subsidiaries unless, in the good faith judgment of New Dreyer's, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6      AFFILIATE GUARANTY.

                  (a) In the event that (i) any Person becomes a Domestic Subsidiary of New Dreyer's (other than the Company and any Immaterial Subsidiary) after the Third Amendment Effective Date or (ii) any Subsidiary of New Dreyer's is required by the terms of the BofA Credit Agreement to execute and deliver a guaranty or to become a co-obligor with respect to any Debt in connection with the BofA Credit Agreement after the Third Amendment Effective Date, New Dreyer's will promptly notify the holders of the Notes of that fact and cause each such Person to execute and deliver to the holder of the Notes a counterpart of the Affiliate Guaranty. New Dreyer's shall deliver to the holders of the Notes, together with such counterpart of the Affiliate Guaranty, (A) certified copies of such Guarantor's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to the holders of the Notes, (B) a copy of such Guarantor's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to the holders of the Notes, (C) a certificate executed by the secretary or an assistant secretary of such Guarantor as to (1) the incumbency and signatures of the officers of such Guarantor executing the counterpart of the Affiliate Guaranty and (2) the fact that the attached resolutions of the Board of Directors of such Guarantor authorizing the execution, delivery and performance of the counterpart of the Affiliate Guaranty are in full force and effect and have not been modified or rescinded, and (D) a favorable opinion of counsel to such Guarantor, in form and substance reasonably satisfactory to the Required Holders and their counsel, as to (1) the due organization and good standing of such Guarantor, (2) the due authorization, execution and delivery by such Guarantor of the counterpart of the Affiliate Guaranty, (3) the enforceability of the counterpart of the Affiliate Guaranty, and (4) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the Required Holders and their counsel.

                  (b) The holders shall release any Guarantor from its obligations under the Affiliate Guaranty (i) if such entity ceases to be an Affiliate of the Company as a result of a transaction permitted hereunder or
(ii) upon the request of the Company if, after giving effect to such release, the Company will be in compliance with Section 9.6(a) (and the holders may rely on a certificate from the Company in determining such compliance).

10.      NEGATIVE COVENANTS.

         Each of New Dreyer's and the Company covenants that so long as any of the Notes are outstanding:

10.1     TRANSACTIONS WITH AFFILIATES.

         New Dreyer's will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than New Dreyer's or any of its Restricted Subsidiaries), except in the ordinary course and pursuant to the reasonable requirements of New Dreyer's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to New Dreyer's or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2     MERGER, CONSOLIDATION, ETC.

         New Dreyer's shall not, and shall not permit any Restricted Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) (i) in the case of consolidation, merger, conveyance, transfer or lease of or by New Dreyer's or the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of New Dreyer's or the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia) having unsecured senior debt rated "investment grade" by at least one National Rating Agency or is otherwise acceptable to the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, and, if New Dreyer's or the Company is not such corporation, (x) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (y) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, which opinion shall be in form and substance reasonably satisfactory to the Required Holders, and (ii) in the case of consolidation, merger, conveyance, transfer or lease of or by any Restricted Subsidiary, either such Restricted Subsidiary shall be merging into New Dreyer's or a Wholly-Owned Restricted Subsidiary or such transaction shall constitute a Transfer permitted under
Section 10.7 of this Agreement; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

provided, however, that any merger necessary to complete the Transaction shall be permitted.

No such conveyance, transfer or lease of substantially all of the assets of New Dreyer's or the Company shall have the effect of releasing New Dreyer's or the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

10.3     LIENS.

         New Dreyer's will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) any Lien existing on property of New Dreyer's or any Restricted Subsidiary on the Third Amendment Effective Date and set forth in
Schedule 10.3 securing Debt outstanding on such date and any Lien associated with operating leases of New Dreyer's or any Restricted Subsidiary existing as of the Third Amendment Effective Date;

                  (b) so long as the Intercreditor Agreement is in effect, Liens created under the Loan Documents;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 9.4, provided that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on the property of New Dreyer's or any Restricted Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                  (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for New Dreyer's and its Restricted Subsidiaries do not exceed $5,000,000;

                  (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of New Dreyer's and its Restricted Subsidiaries;

                  (i) Liens on assets of corporations which become Restricted Subsidiaries after the Third Amendment Effective Date, provided that such Liens existed at the time the respective corporations became Restricted Subsidiaries and were not created in anticipation thereof and the principal amount of the obligations secured by such Liens does not exceed $10,000,000;

                  (j) purchase money security interests on any property acquired or held by New Dreyer's or any Restricted Subsidiary in the ordinary course of business, securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that
(i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Debt secured by any and all such purchase money security interests shall not at any time exceed $15,000,000;

                  (k) Liens securing obligations in respect of Capital Leases and operating leases on assets subject to such leases, provided that such Capital Leases and operating leases are otherwise permitted hereunder;

                  (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by New Dreyer's in excess of those set forth by regulations promulgated by the of the Board of Governors of the Federal Reserve System, and (ii) such deposit account is not intended by New Dreyer's or any Restricted Subsidiary to provide collateral to the depository institution; and

                  (m) Liens, in addition to those described in clauses (a) through (l) above, securing obligations not exceeding, in the aggregate at any time, $2,000,000.

         If, notwithstanding the prohibition contained herein, New Dreyer's shall create, incur, or suffer to be incurred or to exist any Lien upon any of its property or assets, or the property or assets of any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, other than as permitted by the provisions of clauses (a) through (m) of this Section 10.3, then at the request of the Required Holders, New Dreyer's shall make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property, and the holders of the Notes shall receive an opinion of nationally recognized independent counsel selected by New Dreyer's reasonably satisfactory to the Required Holders that the holders of the Notes are so secured. Such violation of this Section 10.3 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.3.

10.4     FINANCIAL COVENANTS.

                  (a) Limitation on Debt. New Dreyer's will not, and will not permit any of its Restricted Subsidiaries to, incur or assume or otherwise become directly or indirectly liable with respect to any Debt, except:

                                    (i)      Debt incurred pursuant to this
                  Agreement;

                                    (ii)     accounts payable to trade creditors
                  for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of business of New Dreyer's or such Restricted Subsidiary in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

                                    (iii)    Debt consisting of Permitted
                  Contingent Obligations;

                                    (iv)     Debt existing on the Third
                  Amendment Effective Date and set forth in Schedule 5.15;

                                    (v)      Debt secured by Liens permitted
                  pursuant to Sections 10.3(i) and 10.3(j);

                                    (vi)     Debt incurred in connection with
                  Permitted Leases;

                                    (vii)    Debt under the Loan Documents as in
                  effect on the Third Amendment Effective Date;

                                    (viii)   unsecured Debt of Restricted
                  Subsidiaries in an aggregate amount outstanding not to exceed $15,000,000;

                                    (ix)     Synthetic Lease Obligations,
                  provided that the aggregate amount of all Synthetic Lease Obligations shall not at any time exceed $30,000,000;

                                    (x)      Debt of New Dreyer's which ranks
                  pari passu with the obligations under this Agreement in an aggregate amount outstanding not to exceed $100,000,000; provided that the covenants, amortization schedule, collateral position and maturity with respect to any such Debt shall at all times be no more favorable to any lender thereunder, as reasonably determined by the Required Holders, than the comparable provisions contained in this Agreement;

                                    (xi)     loans and other extensions of
                  credit by New Dreyer's in any Wholly-Owned Restricted Subsidiary or by any Wholly-Owned Restricted Subsidiary to New Dreyer's or another Wholly-Owned Restricted Subsidiary; and

                                    (xii)    Debt in connection with the Nestle
                  Credit Arrangements.

                  (b) Funded Debt/EBITDA Ratio. New Dreyer's shall not permit the Funded Debt/EBITDA Ratio to be greater than (i) 4.00 at any time prior to the sixth fiscal quarter end following the Third Amendment Effective Date or (ii) 3.00 at any time thereafter.

                  (c) Consolidated Net Worth. New Dreyer's shall not permit Consolidated Net Worth at any time to be less than the total of:

                                    (i)      $2,000,000,000; plus

                                    (ii)     75% of the consolidated net income
                  of New Dreyer's and its Restricted Subsidiaries for each fiscal quarter beginning with the fiscal quarter ending after the Third Amendment Effective Date (with no deduction for losses in any such quarter); plus

                                    (iii)    75% of the Net Issuance Proceeds of
                  any equity offering after the Third Amendment Effective Date (excluding issuances of new shares of common stock of New Dreyer's the proceeds of which are used by New Dreyer's for the substantially concurrent purchase, redemption or other acquisition of shares of its common stock or warrants or options to acquire any such shares).

                  (d) Minimum Fixed Charge Coverage Ratio. New Dreyer's shall not permit the Fixed Charge Coverage Ratio (as defined below), for any period of four consecutive fiscal quarters ending on the last day of a fiscal quarter, to be less than (i) as of the last day of the first six fiscal quarters ending after the Third Amendment Effective Date, 2.25 to 1.0; or (ii) as of the last day of any fiscal quarter ending thereafter, 3.00 to 1.0. For purposes of this Section 10.5(d), Fixed Charge Coverage Ratio means, for any period, the ratio of "A" to "B" where:

                  "A" means the sum for such period of the EBITDA of New Dreyer's and its Restricted Subsidiaries plus operating lease expenses plus, without duplication, all payments under Synthetic Leases; and

                  "B" means the sum for such period of (i) cash interest expense, plus operating lease expenses, plus, without duplication, all payments under Synthetic Leases, plus all cash dividends paid by New Dreyer's plus
                           (ii) the current portion, as of the last day of such period, of all principal of Debt

                           (excluding, to the extent applicable, intercompany Debt and Debt under (x) the Loan Documents and (y) the Nestle Credit Arrangements).

10.5     LIMITATION ON CHANGE IN BUSINESS.

         New Dreyer's will not, and will not permit any of the Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which New Dreyer's and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the business in which New Dreyer's and its Restricted Subsidiaries, taken as a whole, are engaged on the date of the Closing. For the purposes of this paragraph, "substantially changed" means that, on any date of determination, less than 75% of the revenues of New Dreyer's and its Restricted Subsidiaries are generated by similar or related lines of business to those in which New Dreyer's and its Restricted Subsidiaries, taken as a whole, are engaged on the date of the Closing.

10.6     SALE OF ASSETS, ETC.

                  (a) Sale of Assets, etc. New Dreyer's will not, and will not permit any of its Restricted Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

                                    (i)      the property that is the subject of
                  such Transfer constitutes either (x) inventory held for sale or lease, or (y) equipment, fixtures, supplies or materials no longer required in the operation of the business of New Dreyer's or such Restricted Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (x) or clause (y), such Transfer is for Fair Market Value and is in the ordinary course of business (an "ORDINARY COURSE TRANSFER");

                                    (ii)     such Transfer is from a Restricted
                  Subsidiary to New Dreyer's or to a Wholly-Owned Restricted Subsidiary, so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist (each such Transfer, an "INTERGROUP TRANSFER"); or

                                    (iii)    such Transfer is not an Ordinary
                  Course Transfer or an Intergroup Transfer (such transfers collectively referred to as "EXCLUDED TRANSFERS"), and all of the following conditions shall have been satisfied with respect thereto (the date of the consummation of such Transfer of property being referred to herein as the "PROPERTY DISPOSITION DATE"):

                           (x)      (A)      the Disposition Value of such
                  property, when added to the Disposition Value of all other property of New Dreyer's and its Restricted Subsidiaries that was subject to a Transfer (other than an Excluded Transfer) during the 365-day period ending on and including the Property Disposition Date of such property, does not exceed an amount equal to 15% of Consolidated Assets (or, if the Disposition Value was determined on the basis of Fair Market Value rather than book value, 15% of the Fair Market Value of the assets of New

                  Dreyer's and its Restricted Subsidiaries) determined as of the end of the then most recently ended fiscal quarter of New Dreyer's, and

                           (B) the Disposition Value of such property, when added to the Disposition Value of all other property of New Dreyer's and its Restricted Subsidiaries that was subject to a Transfer (other than an Excluded Transfer) during the period beginning on the date of the Closing and ending on and including the Property Disposition Date of such property, does not exceed an amount equal to 35% of Consolidated Assets (or, if the Disposition Value was determined on the basis of Fair Market Value rather than book value, 35% of the Fair Market Value of the assets of New Dreyer's and its Restricted Subsidiaries) determined as of the end of the then most recently ended fiscal quarter of New Dreyer's,

                           (y) in the good faith opinion of New Dreyer's, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property exchanged, and is in the best interests of New Dreyer's, and

                           (z) immediately before and after giving effect to such transaction no Default or Event of Default would exist.

                  (b)      Debt Prepayment Transfers and Reinvested Transfers.

                                    (i)      Debt Prepayment Transfers.
                  Notwithstanding the provisions of Section 10.7(a), the Net Proceeds Amount with respect to any Transfer shall be excluded for the purposes of calculating the limitation on Transfers of property permitted under Section 10.7(a)(iii)(x) hereof (a "DEBT PREPAYMENT TRANSFER") if (A) the Company or New Dreyer's shall (x) prior to, or contemporaneously with, such Transfer deliver a certificate of an officer of the Company or New Dreyer's, as the case may be, to each holder of a Note certifying that the Company or New Dreyer's, as the case may be, elects to treat such Transfer as a Debt Prepayment Transfer and (y) apply the Net Proceeds Amount in respect of such Transfer to a Debt Prepayment Application within 180 days after such Transfer and (B) no Default or Event of Default would exist immediately after giving effect to such Transfer and the application of the Net Proceeds Amount of such Transfer to the Debt Prepayment Application.

                                    (ii)     Reinvested Transfers.
                  Notwithstanding the provisions of Section 10.7(a), the Net Proceeds Amount with respect to any Transfer shall be excluded for the purposes of calculating the limitation on Transfers of property permitted under Section 10.7(a)(iii)(x) hereof (a "REINVESTED TRANSFER") if (A) the Company or New Dreyer's shall (x) prior to, or contemporaneously with, such Transfer deliver a certificate of an officer of the Company or New Dreyer's, as the case may be, to each holder of a Note certifying that the Company or New Dreyer's, as the case may be, elects to treat such Transfer as a Reinvested Transfer and
                  (y) apply the Net Proceeds Amount in respect of such Transfer to a Property Reinvestment Application within 180 days after such Transfer and (B) no Default or Event of Default would exist immediately after giving effect to such Transfer and the application of the Net Proceeds Amount of such Transfer to the Property Reinvestment Application.

         If the Company or New Dreyer's shall elect to treat any Transfer as a Debt Prepayment Transfer and shall fail to timely apply the Net Proceeds Amount thereof to a Debt Prepayment Application, such failure shall be deemed to be a failure to pay principal and, if applicable, Make-Whole Amount, when due and shall constitute an Event of Default as of the scheduled prepayment date under
Section 11(a) and, if applicable, shall also be deemed to be a failure to pay interest when due and shall constitute an Event of Default under Section 11(b) as of the scheduled prepayment date. If the Company or New Dreyer's shall elect to treat any Transfer as a Reinvested Transfer and shall fail to timely apply the Net Proceeds Amount in respect thereof to a Property Reinvestment Application, such Transfer shall be deemed to have been consummated on the date of such Transfer.

                  (c)      Other Provisions.

                                    (i)      Notwithstanding the provisions of
                  Sections 10.6(a) and (b),

                           (x) New Dreyer's and its Restricted Subsidiaries may enter into Sale-and-Leaseback Transactions with respect to property acquired or constructed by New Dreyer's or a Restricted Subsidiary after the date of this Agreement and the Net Proceeds Amount with respect to such Transfers shall be excluded for the purposes of calculating the limitation on Transfers of property permitted under Section 10.7(a)(iii)(x) hereof, provided that any such Sale-and-Leaseback Transaction is consummated within 180 days of the acquisition or completion of construction of the applicable property; and

                           (y) New Dreyer's and any of its Restricted Subsidiaries are permitted to sell or otherwise dispose of any assets described in the Company's press release dated March 4, 2003 and other assets of NICC that are not material to its business.

                                    (ii)     Notwithstanding anything to the
                  contrary contained in this Agreement, neither New Dreyer's nor any of its Restricted Subsidiaries will (x) Transfer the "Dreyer's" or "Edy's" trademarks, provided that New Dreyer's or any of its Restricted Subsidiaries may license such trademarks on a non-exclusive and arms-length basis in the ordinary course of its business, or (y) Transfer any of its accounts receivable.

10.7     REDEMPTION OF CAPITAL STOCK.

         New Dreyer's will not, and will not permit any of its Restricted Subsidiaries to, at any time, redeem or acquire any capital stock, at a mandatory redemption date or otherwise, unless immediately after giving effect to such action no Default or Event of Default would exist.

11.      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) New Dreyer's or the Company defaults in the performance of or compliance with any term contained in Section 10; or

                  (d) New Dreyer's or the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or any Guarantor defaults in the performance of or compliance with any term contained in the Affiliate Guaranty and any such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of New Dreyer's, the Company or such Guarantor obtaining actual knowledge of such default and (ii) New Dreyer's, the Company or such Guarantor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of New Dreyer's, the Company or any Guarantor or by any officer of New Dreyer's, the Company or any Guarantor in this Agreement, the Affiliate Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or the Affiliate Guaranty for any reason (other than payment in full of all obligations under this Agreement, the Notes or the Affiliate Guaranty) shall cease to be in full force and effect, or the Affiliate Guaranty shall be declared in whole or in substantial part to be void or unenforceable with respect to any Guarantor, or any Guarantor shall default in the performance of or compliance with any term contained in the Affiliate Guaranty or shall contest the validity or enforceability of the Affiliate Guaranty or deny that it has any further liability thereunder; or

                  (f) (i) New Dreyer's or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt or beyond any period of grace provided with respect thereto, or (ii) New Dreyer's or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) New Dreyer's or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require New Dreyer's or any Restricted Subsidiary so to purchase or repay such Debt; provided that the aggregate outstanding principal amount of all Debt referred to in clauses (i) through (iii), inclusive, is at least $10,000,000; or

                  (g) New Dreyer's or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by New Dreyer's or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of New Dreyer's or any of its Restricted Subsidiaries, or any such petition shall be filed against New Dreyer's or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 are rendered against one or more of New Dreyer's and its Restricted Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified New Dreyer's or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $3,000,000, (iv) New Dreyer's or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) New Dreyer's or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) New Dreyer's or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of New Dreyer's or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

11A.     THE TRANSACTION.

         Notwithstanding any statement in this Agreement to the contrary, (i) the Transaction and (ii) the transactions contemplated by the Integrated Brands Agreement shall not be prohibited by any covenant or any other provision of this Agreement.

12.      REMEDIES ON DEFAULT, ETC.

12.1     ACCELERATION.

                  (a) If an Event of Default with respect to the Company or New Dreyer's described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause
(vi) of paragraph (g) by virtue of the fact that such clause encompasses clause
(i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of not less than 34% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company and New Dreyer's, declare all the Notes then outstanding to be immediately due and payable.

                  (c)      If any Event of Default described in paragraph (a) or
(b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company and New Dreyer's, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. New Dreyer's and the Company acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by New Dreyer's or the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by New Dreyer's or the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2     OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3     RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to New Dreyer's and the Company, may rescind and annul any such declaration and its consequences if (a) New Dreyer's or the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of New Dreyer's and the Company under Section 15, New Dreyer's and the Company jointly and severally agree to pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1     REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2     TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more (as requested by the holder thereof) new Notes of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of
Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 and to have become a party to the Intercreditor Agreement.

13.3     REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

14.1     PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in the State of California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2     HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.      EXPENSES, ETC.

15.1     TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, New Dreyer's and the Company jointly and severally agree to pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Affiliate Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Affiliate Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Affiliate Guaranty or the Notes, or by reason of being a holder of any Note, and
(b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of New Dreyer's, the Company, any Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Affiliate Guaranty and the Notes. New Dreyer's and the Company jointly and severally agree to pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2     SURVIVAL.

         The obligations of New Dreyer's and the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Affiliate Guaranty or the Notes, and the termination of this Agreement and the Affiliate Guaranty.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of New Dreyer's or the Company pursuant to this Agreement shall be deemed representations and warranties of New Dreyer's or the Company, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you, New Dreyer's and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1     REQUIREMENTS.

         This Agreement, the Affiliate Guaranty and the Notes may be amended, and the observance of any term hereof or of the Affiliate Guaranty or the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of New Dreyer's, the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2     SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. New Dreyer's and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. New Dreyer's and the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. Neither New Dreyer's nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3     BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon New Dreyer's and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between New Dreyer's and the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4     NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by New Dreyer's or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                                    (i)      if to you or your nominee, to you
                  or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to New Dreyer's and the Company in writing,

                                    (ii)     if to any other holder of any Note,
                  to such holder at such address as such other holder shall have specified to New Dreyer's and the Company in writing,

                                    (iii)    if to New Dreyer's, to New Dreyer's
                  at its address set forth at the beginning hereof to the attention of William C. Collett, or at such other address as New Dreyer's shall have specified to the holder of each Note in writing, or

                                    (iv)     if to the Company, to the Company
                  at its address set forth at the beginning hereof to the attention of William C. Collett, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

         This Agreement, the Affiliate Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. New Dreyer's and the Company agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit New Dreyer's, the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of New Dreyer's or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of New Dreyer's or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by New Dreyer's or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of New Dreyer's or any Subsidiary (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by New Dreyer's or the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with New Dreyer's or the Company, as the case may be, embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to New Dreyer's and the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by New Dreyer's and the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

22.1     SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2     PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3     SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4     CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action. is taken directly or indirectly by such Person.

22.5     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6     GOVERNING LAW.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to New Dreyer's and the Company, whereupon the foregoing shall become a binding agreement among you, New Dreyer's and the Company.

                           Very truly yours,
                           DREYER'S GRAND ICE CREAM, INC.

                           By:
                           Name: William C. Collett
                           Title: Treasurer

                           DREYER'S GRAND ICE CREAM HOLDINGS, INC.

                           By:
                           Name: William C. Collett
                           Title: Treasurer

The foregoing is hereby
agreed to as of the
date thereof.

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By:
Name:  Stephen J. DiMartini
Title: Vice President

The foregoing is hereby
agreed to as of the
date thereof.

TRANSAMERICA LIFE INSURANCE AND
ANNUITY COMPANY

By:
Name:  Frederick B. Howard
Title: Vice President

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                            Principal Amount and Series
Name and Address of Purchaser               of Notes to Be Purchased

THE PRUDENTIAL INSURANCE COMPANY            $20,000,000 of 8.34% Series C Senior
OF AMERICA                                  Notes Due 2008

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Prudential Managed Account
         Account No.890-0304-391
         Bank of New York
         New York, New York
         ABA No.: 021-000-018

         Each such wire transfer shall set forth the name of the Company and a reference to "8.34% Series C Senior Notes due June 1,
         2008, Security No. !INV 5397!" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)      Address for all communications and notices:

         The Prudential Insurance Company of
         America
         c/o Prudential Capital Group --
         Corporate Finance
         Four Embarcadero Center, Suite 2700
         San Francisco, California 94111-4180

         Attention:  Managing Director
         Telephone:  (415) 291-5058
         Telecopy:  (415) 421-6233

         With a copy to:

         The Prudential Insurance Company of
         America

                                   Schedule A
         c/o Trade Management
         Four Gateway Center
         100 Mulberry Street
         Newark, NJ 07102-4077

         Attention: Manager
         Telephone: (973) 367-3141
         Telecopy: (973) 802-9245

(3) Recipient of telephonic prepayment notices with respect to Notes:

         Manager, Investment Structuring and
         Pricing
         Telephone: (973) 802-7398
         Telecopy: (973) 802-9425

(4)      Tax Identification No.: 22-1211670

TRANSAMERICA LIFE INSURANCE AND             $15,000,000 of 8.06% Series B Senior
ANNUITY COMPANY                             Notes Due 2006

TAX ID:  95-6140222

  ORIGINAL NOTE:

   A) A copy of the note MUST be faxed to Custody Operations-Privates at 319-247-6492 for verification.

   B) Once the note has been verified, a letter including the Custody Bank Instructions will then be faxed back.

   C) The FAXED LETTER will contain the Custody vault address where the FAXED LETTER and ORIGINAL note need to be sent.

  PAYMENTS:

   A)    Wire of payment due:

   All payments on account of the TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY SHALL BE MADE BY WIRE TRANSFER of immediately available funds. Wire instructions should include source and application of funds (principal and/or interest amount) along with security/issuer description and CUSIP to:

                                   Schedule A

         Boston Safe Deposit Trust
         ABA# - 011001234
         Credit DDA Account # 125261
         Attention: MBS Income, cc1253
         Custody Account # TRAF 1506552
         FC TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

  B)     Payment notice:

  All notice of and confirmation of PAYMENT information should be sent to:

         AEGON USA Investment Management, LLC
         Attn: Custody Operations-Privates
         4333 Edgewood Road NE
         Cedar Rapids, IA 52499-7013

  FINANCIALS, LEGAL, PRE-PAYMENT AND OTHER NOTIFICATIONS:

  A)     Routine correspondence and
         reporting:

  AEGON USA Investment Management, LLC     AEGON USA Investment Management, LLC
  Attn: Director of Private Placements     Attn: Lizz Taylor--Private Placements
  4333 Edgewood Road N.E.                  400 West Market Street
  Cedar Rapids, IA 52499-5335              Louisville, KY  40202
  Phone: 319-369-2432                      Phone: 502-560-2639
  Fax: 319-369-2666                        Fax: 502-560-2030

  B)     Legal / Closing Documents (one set to each location):

  AEGON USA Investment Management, LLC     AEGON USA Investment Management, LLC
  Attn: Director of Private Placements     Attn: Paul Houk, Esquire
  4333 Edgewood Road N.E.                  Investment Legal Department
  Cedar Rapids, IA 52499-5335              400 West Market Street, 10th Floor
                                           Louisville, KY 40202

                                   Schedule A

                                                                      SCHEDULE B

                                 DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person (other than a Restricted Subsidiary) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of New Dreyer's, the Company or any Subsidiary or any corporation of which New Dreyer's and its Subsidiaries, including the Company and its Subsidiaries, beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "AFFILIATE GUARANTY" means the Guaranty, dated as of the Third Amendment Effective Date, of the Guarantors in favor of the holders of Notes.

         "AGENT" means BofA in its capacity as agent for the Banks under the BofA Credit Agreement, and any successor agent arising under Section 10.09 of the BofA Credit Agreement.

         "AGREEMENT" means this Amended and Restated Note Purchase Agreement, dated as of June 6, 1996, as amended and restated as of June 27, 2003.

         "BOFA" means Bank of America, N.A., a national banking association.

         "BOFA CREDIT AGREEMENT" means that Credit Agreement, dated as of July 25, 2000, as amended, among the Company, New Dreyer's, the several financial institutions from time to time party to such agreement (collectively, the "BANKS"; individually, a "BANK"), BofA, as letter of credit issuing bank, and BofA, as agent for the Banks.

         "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California or New York, New York are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                                   Schedule B

         "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, the amount required to be reflected as a liability in respect of Capital Leases on a balance sheet of such Person as prepared in accordance with GAAP.

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" is defined in the introductory clause hereto.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED ASSETS" means the total assets of New Dreyer's and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of New Dreyer's, and its Restricted Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the equity of Restricted Subsidiaries.

         "CONSOLIDATED FUNDED DEBT" means Funded Debt of New Dreyer's and its Restricted Subsidiaries, on a consolidated basis as determined in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means the consolidated stockholders' equity of New Dreyer's and its Restricted Subsidiaries (including the account related to the Class A Callable Puttable Common Shares) minus any treasury stock.

         "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Debt, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if

                                   Schedule B
indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

         "DEBT" means, with respect to any Person at any time, without duplication, the sum of (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (iii) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (vi) all Capitalized Lease Obligations of such Person; (vii) all indebtedness referred to in clauses (i) through (v) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; (viii) redemption obligations with respect to the Redemption Price of mandatorily redeemable Preferred Stock of such Person; (ix) if such Person is a Restricted Subsidiary, its Preferred Stock; (x) all Synthetic Lease Obligations of such Person; and (xi) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (x) above.

         "DEBT PREPAYMENT APPLICATION" means, with respect to any Transfer of property, the application by New Dreyer's or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company (other than Senior Debt owing to any of its Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt); provided that in the course of making such application the Company shall prepay each outstanding Note in accordance with Section 8.2 in a principal amount which equals the Ratable Portion for such Note. As used in this definition, "RATABLE PORTION" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company.

         "DEBT PREPAYMENT TRANSFER" is defined in Section 10.7(b)(i).

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                                   Schedule B

         "DEFAULT RATE" means that rate of interest that is the greater of (i) 1% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes, as adjusted pursuant to the second paragraph of the Notes or (ii) 1% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York, New York as its "base" or "prime" rate.

         "DISPOSITION VALUE" means, at any time, with respect to any property

                  (a) in the case of property that does not constitute Subsidiary Stock, the greater of the Fair Market Value or the book value thereof, valued at the time of such disposition in good faith by the Company, and

                  (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of the greater of the Fair Market Value or the book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the greater of the Fair Market Value or the book value of such Subsidiary Stock represents of the greater of the Fair Market Value or the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

                  "DOMESTIC SUBSIDIARY" means each Subsidiary other than a Foreign Subsidiary.

         "EBITDA" means, for any Person for any period, such Person's consolidated earnings before interest, taxes, depreciation and amortization of non-cash charges, all determined on a consolidated basis and in accordance with GAAP for such period, plus, in the case of New Dreyer's and the Company, to the extent deducted in determining consolidated earnings for such period, the first $110,000,000 of merger-related expenses incurred in connection with the Transaction and the first $103,000,000 of non-cash expenses related to management stock option expense and the accretion of management and employee stock options in connection with the Transaction.

         "EDY'S" means Edy's Grand Ice Cream, a California corporation.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                                   Schedule B

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with New Dreyer's and any of its Subsidiaries under Section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED TRANSFER" is defined in Section 10.7(a)(iii).

         "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "FEE LETTER" shall mean the letter agreement between the Company, Banc of America Securities LLC, as Arranger, and Agent, dated June 14, 2000.

         "FIXED CHARGE COVERAGE RATIO" shall have the meaning set forth in
Section 10.5(d) hereto.

                  "FOREIGN SUBSIDIARY" means each Subsidiary which is organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof.

         "FTC" shall mean the United States Federal Trade Commission.

         "FUNDED DEBT" of any Person means, without duplication, (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms);
(iii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (v) all Capitalized Lease Obligations of such Person; and (vi) all Synthetic Lease Obligations of such Person.

         "FUNDED DEBT/EBITDA RATIO" means, with respect to New Dreyer's and its Restricted Subsidiaries at any time, the ratio of (i) Funded Debt of New Dreyer's and its Restricted Subsidiaries determined on a consolidated basis at such time to (ii) EBITDA of New Dreyer's and its Restricted Subsidiaries for the most recent period of four fiscal quarters of New Dreyer's for which financial statements have been delivered pursuant to Section 7.1.

                                   Schedule B

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

         (a)      the government of

                  (i) the United States of America or any State or other political subdivision thereof, or

                  (ii) any jurisdiction in which New Dreyer's or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of New Dreyer's or any Subsidiary, or

         (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GRAND SOFT CAPITAL COMPANY" means Grand Soft Capital Company, a California corporation.

                  "GRAND SOFT EQUIPMENT COMPANY" means Grand Soft Equipment Company, a Kentucky corporation.

                  "GRAND SOFT PROGRAM" means (i) all sales by Grand Soft Capital Company or Grand Soft Equipment Company of leases covering machinery manufactured for or by Grand Soft Equipment Company; (ii) all sales and leasebacks by Grand Soft Capital Company or Grand Soft Equipment Company of machinery manufactured for or by Grand Soft Equipment Company; and (iii) all leases of equipment manufactured for or by Grand Soft Equipment Company leased by Grand Soft Equipment Company or Grand Soft Capital Company.

         "GUARANTOR" means each of New Dreyer's, NICC, Edy's and each other Domestic Subsidiary of New Dreyer's (other than any Immaterial Subsidiary).

                  "GUARANTY OBLIGATION" is defined in the definition of Contingent Obligation.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.l.

                                   Schedule B

         "IMMATERIAL SUBSIDIARY" means a Subsidiary of New Dreyer's which owns less than 5% of the assets of New Dreyer's and its domestic Subsidiaries taken as a whole and had, during the most recently ended fiscal quarter, less than 5% of the revenues of New Dreyer's and its Domestic Subsidiaries taken as a whole; provided that Immaterial Subsidiaries will not at any time have (i) total (gross) revenues for the preceding four-fiscal-quarter period in excess of 10% of the total (gross) revenues of New Dreyer's on a consolidated basis; or (ii) total assets, as of the last day of the preceding fiscal quarter, with a net book value in excess of $50,000,000, in each case based upon New Dreyer's most recent annual or quarterly financial statements delivered to the holders of Notes under Section 7.1.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTEGRATED BRANDS AGREEMENT" means that certain Asset Purchase and Sale Agreement, dated as of March 3, 2003, and as amended from time to time, by and among the Company, New Dreyer's, NICC and Integrated Brands, Inc., a New Jersey corporation.

         "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the Third Amendment Effective Date, among you, BofA, as Agent and as representative of the Swap Providers (as defined in the BofA Credit Agreement), and the Banks listed on the signature pages thereto.

         "INTERGROUP TRANSFER" is defined in Section 10.7(a)(ii).

         "ISSUING BANK" means BofA, in its capacity as issuer of one or more Letters of Credit under the BofA Credit Agreement, together with (i) any replacement letter of credit issuer arising under Section 10.01(c) or Section
10.09 of the BofA Credit Agreement and (ii) any other Bank or any Affiliate of a Bank which the Agent and the Company have approved in writing as an "Issuing Bank" thereunder.

         "L/C AMENDMENT APPLICATION" means an application form for amendment of an outstanding standby letter of credit as shall at any time be in use by the applicable Issuing Bank, as such Issuing Bank shall request.

         "L/C APPLICATION" means an application form for issuance of a standby letter of credit as shall at any time be in use by the applicable Issuing Bank, as such Issuing Bank shall request.

         "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable Issuing Bank's standard form documents for letter of credit issuances.

         "LETTER OF CREDIT" means any existing letter of credit and any standby letter of credit issued by an Issuing Bank pursuant to Article III of the BofA Credit Agreement

                                   Schedule B

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "LOAN DOCUMENTS" means the BofA Credit Agreement, any promissory note issued at the request of a Bank pursuant to Section 2.02(b) thereto in the form of Exhibit H thereto, the L/C-Related Documents, the Fee Letter, and all other documents delivered to the Agent or any Bank in connection therewith.

         "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of New Dreyer's and its Restricted Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of New Dreyer's and its Restricted Subsidiaries taken as a whole, or (b) the ability of New Dreyer's, the Company or any Guarantor to perform its obligations under this Agreement, the Notes or the Affiliate Guaranty, or (c) the validity or enforceability of this Agreement, the Notes or the Affiliate Guaranty.

         "MEMORANDUM" means the Private Placement Memorandum, dated April 5, 1996, relating to the transactions contemplated hereby that was delivered by the Company, through its agent, BA Securities, Inc., to you and each Other Purchaser in connection with the Closing.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "NATIONAL RATING AGENCY" means each of Moody's Investors Service, Inc., Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Duff & Phelps Credit Rating Co.

         "NESTLE CREDIT ARRANGEMENTS" means credit arrangements pursuant to which New Dreyer's has outstanding and/or access to not less than $400,000,000 of financing pursuant to committed credit facilities provided by Nestle Holdings, Inc. or an affiliate thereof and/or the guarantee by Nestle Holdings, Inc. or an affiliate thereof of commercial paper issued by New Dreyer's.

         "NET ISSUANCE PROCEEDS" means, in respect of any offering of equity or debt securities or debt instruments, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of New Dreyer's or in favor of Manwell & Milton, such costs and expenses not to exceed 5% of the gross proceeds of such issuance.

                                   Schedule B

         "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any property by any Person, an amount equal to

         (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

         (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "NEW DREYER'S" is defined in the introductory clause hereto.

         "NICC" means Nestle Ice Cream Company, LLC, a Delaware limited liability company.

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of a Person whose responsibilities extend to the subject matter of such certificate.

         "ORDINARY COURSE TRANSFER" is defined in Section 10.7(a)(i).

         "OTHER AGREEMENTS" is defined in Section 2.

         "OTHER PURCHASERS" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERMITTED CONTINGENT OBLIGATIONS" means:

         (a) endorsements for collection or deposit in the ordinary course of business;

         (b) Contingent Obligations of New Dreyer's and its Restricted Subsidiaries existing as of the Third Amendment Effective Date and listed in
Schedule 5.15;

         (c) Guaranty Obligations in respect of Debt of a Restricted Subsidiary which is permitted under this Agreement;

         (d) Contingent Obligations of Grand Soft Capital Company and Grand Soft Equipment Company with respect to leases each sells or enters into pursuant to the Grand Soft Program up to an aggregate amount of $10,000,000; and Guaranty Obligations of New Dreyer's and/or the Company with respect to such Contingent Obligations of Grand Soft Capital Company and Grand Soft Equipment Company up to an aggregate amount of $10,000,000;

         (e)      Guaranty Obligations arising under the Affiliate Guaranty;

                                   Schedule B

         (f) so long as the Intercreditor Agreement is in effect, Guaranty Obligations under the Loan Documents; and

         (g) in addition to Contingent Obligations permitted by the preceding subsections of this definition, Guaranty Obligations covering up to $10,000,000 of principal of primary obligations.

         "PERMITTED LEASES" means:

         (a) leases of New Dreyer's and its Restricted Subsidiaries in existence on the Third Amendment Effective Date and any renewal, extension or refinancing thereof;

         (b) operating leases other than those permitted under other subsections of this definition entered into by New Dreyer's or any Restricted Subsidiary after the Third Amendment Effective Date in the ordinary course of business as conducted as of the Third Amendment Effective Date; provided that the aggregate amount of rent and other charges to be paid under such leases (without discounting to present value and without regard to any options to extend) does not exceed $20,000,000;

         (c) leases other than those permitted by the other subsections of this definition entered into by New Dreyer's or any Restricted Subsidiary after the Third Amendment Effective Date, provided that:

                  (1) immediately prior to giving effect to such lease, the property subject to such lease was sold by New Dreyer's or a Restricted Subsidiary to the lessor pursuant to a transaction permitted under
         Section 10.6;

                  (2) no Default or Event of Default exists or would occur as a result of such sale and subsequent lease; and

                  (3) the aggregate amount of rent and other charges to be paid under all such leases (without discounting to present value and without regard to any options to extend) does not exceed $5,000,000; and

         (d) Capital Leases other than those permitted under other subsections of this definition, entered into by New Dreyer's or any Restricted Subsidiary after the Third Amendment Effective Date to finance the acquisition of equipment; provided that the aggregate for all such Capital Leases included in New Dreyer's most current consolidated balance sheet furnished to the holders pursuant to Section 7.1 to this Agreement shall not exceed $30,000,000.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof

         "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions

                                   Schedule B
are or, within the preceding five years, have been made or required to be made, by New Dreyer's or any of its Subsidiaries or any ERISA Affiliate or with respect to which New Dreyer's or any of its Subsidiaries or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PROPERTY DISPOSITION DATE" is defined in Section 10.7(a)(iii).

         "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the satisfaction of each of the following conditions:

         (a) an amount equal to the Net Proceeds Amount with respect to such Transfer shall have been applied to the acquisition by the Company, or any of its Restricted Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien (other than Liens described in subparagraphs (c), (d), (e), (f), (g), (h) or (l) of Section 10.3) and that constitutes property that is (x) property classifiable under GAAP as non-current, and (y) to be used in the ordinary course of business of the Company and its Restricted Subsidiaries, and

         (b) the Company shall have delivered a certificate of a Responsible Officer of the Company to each holder of a Note referring to Section 10.7(b)(ii) and identifying the property that was the subject of such Transfer, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the Transfer.

         "PURCHASERS" is defined in Section 2.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "REDEMPTION PRICE" means, at any time, with respect to any Preferred Stock, the greater of (a) the amount payable by the issuer of such Preferred Stock upon redemption of such Preferred Stock and (b) the amount payable with respect to such Preferred Stock upon liquidation of the issuer thereof.

         "REINVESTED TRANSFER" is defined in Section 10.7(b)(ii).

         "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by New Dreyer's, the Company or any of their respective Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of a Person with responsibility for the administration of the relevant portion of this Agreement.

                                   Schedule B

         "RESTRICTED SUBSIDIARY" means the Company and any other Subsidiary of New Dreyer's or of any of its Wholly-Owned Restricted Subsidiaries which is not designated as an Unrestricted Subsidiary. The Board of Directors of New Dreyer's may designate, in a notice to the holders of the Notes, any Unrestricted Subsidiary a Restricted Subsidiary; provided that no such designation of an Unrestricted Subsidiary shall be effective unless immediately after such event there shall exist no condition or event which would constitute a Default or an Event of Default including, without limitation, under Section 10.4; provided, further, that no Unrestricted Subsidiary which was previously a Restricted Subsidiary may be designated a Restricted Subsidiary.

         "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which New Dreyer's or any Restricted Subsidiary shall sell or transfer to any Person (other than New Dreyer's or a Restricted Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, New Dreyer's or any Restricted Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

         "SECOND AMENDMENT" is the Second Amendment to this Agreement, dated as of September 26, 2001.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITY" has the meaning set forth in Section 2(l) of the Securities Act.

         "SENIOR DEBT" means Debt of New Dreyer's or the Company other than Debt that is in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of a Person.

         "SERIES" is defined in Section 1.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of New Dreyer's.

                                   Schedule B

         "SUBSIDIARY STOCK" means, with respect to any Person, the stock or other equity interest (or any options or warrants to purchase stock, equity interests or other Securities exchangeable for or convertible into stock or equity interests) of any Subsidiary of such Person, and if such Person is a Restricted Subsidiary, the capital stock or equity interests of such Person.

                  "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

         "SYNTHETIC LEASE" means a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and
(ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

         "SYNTHETIC LEASE OBLIGATIONS" means, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication,
(b) all rental and purchase price payment obligations of such Person under Synthetic Leases assuming such Person exercises the option to purchase the leased property at the end of the lease term.

         "THIRD AMENDMENT" is the Third Amendment to this Agreement, dated as of June 27, 2003.

         "THIRD AMENDMENT EFFECTIVE DATE" is the Third Amendment Effective Date (as defined in the Third Amendment).

         "TRANSACTION" means, collectively, the transactions contemplated by the Transaction Agreement pursuant to which both the Company and NICC will become wholly-owned

                                   Schedule B

Subsidiaries of New Dreyer's, and all expected synergies, including expected synergies from (i) the elimination of duplicative cost structures in selling, distribution and administration, (ii) the reallocation of production between factories, and (iii) the potential in-house manufacturing of product currently outsourced by the Company.

         "TRANSACTION AGREEMENT" means that that Agreement and Plan of Merger and Contribution, dated as of June 16, 2002, and amended as of October 25, 2002, as of February 5, 2003 and as of June 16, 2003 by and among the Company, New Dreyer's, December Merger Sub, Inc., Nestle Holdings, Inc. and NICC Holdings, Inc.

         "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) (other than pursuant to any operating lease entered into in the ordinary course of business on an arms'-length basis having a term not exceeding five years, and which is not extendable or renewable beyond five years from the date thereof) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary other than the Company which has been designated, in a notice to the holders of the Notes, by the Board of Directors of New Dreyer's as an Unrestricted Subsidiary, provided that (i) no such designation of a Subsidiary shall be effective unless immediately after such designation there shall exist no condition or event which would constitute an Event of Default, (ii) such designation is permitted by Section 10.7 and such designation is treated as a Transfer under Section 10.7, and (iii) such Subsidiary shall not own any stock, other equity interest or Debt of New Dreyer's or any of the Restricted Subsidiaries.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of New Dreyer's and New Dreyer's other Wholly-Owned Restricted Subsidiaries at such time.

                                   Schedule B

                                  SCHEDULE 5.4

                SUBSIDIARIES OF NEW DREYER'S AND ITS SUBSIDIARIES
                        AND OWNERSHIP OF SUBSIDIARY STOCK
                         (AT TRANSACTION EFFECTIVE DATE)

Subsidiaries of Dreyer's Grand Ice Cream Holdings, Inc.
    Dreyer's Grand Ice Cream Inc., a Delaware corporation
         Dreyer's Grand Ice Cream Holdings, Inc. owns 100%

         SUBSIDIARIES OF DREYER'S GRAND ICE CREAM INC.

               Dreyer's International, Inc. FSC, a US Virgin Islands corporation
                        Dreyer's Grand Ice Cream, Inc. owns 100%

               Edy's Grand Ice Cream, a California corporation
                        Dreyer's Grand Ice Cream, Inc. owns 100%

               Edy's of Illinois, Inc., an Illinois corporation
                        Edy's Grand Ice Cream owns 100%

               Grand Soft Capital Company, a California corporation
                        Dreyer's Grand Ice Cream, Inc. owns 100%

               Grand Soft Equipment Company, a Kentucky corporation
                        Dreyer's Grand Ice Cream, Inc. owns 100%

               Yadon Enterprises, Inc., a California corporation
                        Dreyer's Grand Ice Cream, Inc. owns 100%

               BRW Management Inc., a Utah corporation
                        Dreyer's Grand Ice Cream, Inc. owns 100%

               Rutledge Distributing, Inc., a California corporation
                        Dreyer's Grand Ice Cream, Inc. owns 100%

    Nestle Ice Cream Company, LLC, a Delaware limited liability company.
         Dreyer's Grand Ice Cream Holdings, Inc. owns 100%

         Subsidiaries of Nestle Ice Cream Company, LLC

               ROCK ISLAND FOODS, INC., A CALIFORNIA CORPORATION
                        NESTLE ICE CREAM COMPANY, LLC OWNS 100%

                                  Schedule 5.4

                                  SCHEDULE 5.4

                                   (CONTINUED)

                           SENIOR OFFICERS & DIRECTORS
                   OF DREYER'S GRAND ICE CREAM HOLDINGS, INC.
                         (AT TRANSACTION EFFECTIVE DATE)

T. Gary Rogers           -   Chairman of the Board, Chief Executive Officer and
                             Director

Timothy F. Kahn          -   Vice President - Finance & Administration, Chief
                             Financial Officer and Assistant Secretary

Mark J. LeHocky          -   General Counsel and Secretary

Thomas M. Delaplane      -   Vice President -  Sales

William Oldenburg        -   Vice President - Operations

J. Tyler Johnston        -   Vice President - New Business

William C. Collett       -   Treasurer

Jan L. Booth             -   Director

Peter Brabeck-Letmathe   -   Director

William F. Cronk, III    -   Director

Tahira Hassan            -   Director

John W. Larson           -   Director

Carlos E. Represas       -   Director

Jorge Sadurni            -   Director

Timothy P. Smucker       -   Director

Joe Weller               -   Director

                                  Schedule 5.4

                                  SCHEDULE 5.5

                              FINANCIAL STATEMENTS

1. The audited consolidated financial statements of the Company and its Subsidiaries and the financial statement schedules listed in Item 14(a)(1) and Item 14(a)(2) of the Company's Form 10-K for the fiscal years ended December 30, 2000, December 29, 2001 and December 28, 2002.

2. The audited consolidated financial statements of NICC and its Subsidiaries dated September 29, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the period then ended.

                                  Schedule 5.5

                                  SCHEDULE 5.14

                                 USE OF PROCEEDS

         The Company has applied proceeds of the sale of the Notes to repay existing Debt and for general corporate purposes.

                                 Schedule 5.14

                                  SCHEDULE 5.15

                                  EXISTING DEBT

1. Credit Agreement among Dreyer's Grand Ice Cream, Inc., Bank of America, N.A., as agent and as a Bank, and the other financial institutions party to such agreement, dated as of July 25, 2000 (as amended as of the Third Amendment Effective Date). The outstanding balance as of March 29, 2003 was $128,500,000.

                                    a.       $15,000,000 8.06% Series B Senior
Notes due 2006 and $20,000,000 Series C Senior Notes due 2008: Form of Note Agreement dated as of June 6, 1996 between Dreyer's Grand Ice Cream, Inc. and each of the Prudential Life Insurance Company of America and Transamerica Life Insurance and Annuity Company (as amended as of the Third Amendment Effective
Date). The outstanding balance as of June 2, 2003 was $26,428,571.

                                    b.       Bridge Loan Facility from Nestle
SA, dated as of the Third Amendment Effective Date, with Senior Unsecured Revolving Credit limit of $400,000,000.

                        EXISTING CONTINGENT OBLIGATIONS

None.

                                 Schedule 5.15

                                  SCHEDULE 10.3

                                 EXISTING LIENS

                                      None.

                                 Schedule 10.3

                                                                     EXHIBIT 1-A

                 [FORM OF 7.68% SERIES A SENIOR NOTES DUE 2002]

                         DREYER'S GRAND ICE CREAM, INC.

               7.68% SERIES A SENIOR NOTE DUE [____________], 2002

No. [______]                                                              [Date]
$[_________]                                                   PPN[____________]

         FOR VALUE RECEIVED, the undersigned, DREYER'S GRAND ICE CREAM, INC. (herein called the "Company'), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________________], or registered assigns, the principal sum of [__________________] DOLLARS on [___________], 2002, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.68% per annum from the date hereof, payable semiannually, on the [____] day of [______________] and [_____________] in each year, commencing with the
[_______________] or [_____________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.68% or (ii) 1% over the rate of interest publicly announced by Morgan Guaranty Trust Company from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in the State of California at the principal office of the Company in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of [__________________], 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney

                                  Exhibit 1-A
duly authorized in writing, a new Note for a like principal amount-will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                              DREYER'S GRAND ICE CREAM, INC.

                                              By________________________________
                                                [Title]

                                   Exhibit 1-A

                                                                     EXHIBIT 1-B

                 [FORM OF 8.06% SERIES B SENIOR NOTES DUE 2006]

                         DREYER'S GRAND ICE CREAM, INC.

               8.06% SERIES B SENIOR NOTE DUE [____________], 2006

No. [______]                                                              [Date]
$[_________]                                                   PPN[____________]

         FOR VALUE RECEIVED, the undersigned, DREYER'S GRAND ICE CREAM, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_________________], or registered assigns, the principal sum of [_________________] DOLLARS on [_________________], 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.06% per annum from the date hereof, payable semiannually, on the [__] day of [____________] and [_________________] in each year, commencing with the
[_________________] or [_________________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.06% or (ii) 1% over the rate of interest publicly announced by Morgan Guaranty Trust Company from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in the State of California at the principal office of the Company in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of [____________], 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney

                                   Exhibit 1-B
duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                              DREYER'S GRAND ICE CREAM, INC.

                                              By________________________________
                                                [Title]

                                   Exhibit 1-B

                                                                    EXHIBIT 1- C

                 [FORM OF 8.34% SERIES C SENIOR NOTES DUE 2008]

                         DREYER'S GRAND ICE CREAM, INC.

              8.34% SERIES C SENIOR NOTE DUE [_____________], 2008

No. [______]                                                              [Date]
$[_________]                                                   PPN[____________]

         FOR VALUE RECEIVED, the undersigned, DREYER'S GRAND ICE CREAM, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [______________], or registered assigns, the principal sum of [______________] DOLLARS on [______________], 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.34% per annum from the date hereof, payable semiannually, on the [__] day of [______________] and [______________] in each year, commencing with the
[______________] or [______________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.34% or (ii) 1% over the rate of interest publicly announced by Morgan Guaranty Trust Company from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in the State of California at the principal office of the Company in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of [______________], 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney

                                  Exhibit 1-C
duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                              DREYER'S GRAND ICE CREAM, INC.

                                              By________________________________
                                                [Title]

                                  Exhibit 1-C

                                                                  EXHIBIT 4.4(a)

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY

                            Matters To Be Covered In
                    Opinion of Special Counsel To the Company

                                              a)      Each of the Company and
its Restricted Subsidiaries being duly incorporated, validly existing and in good standing and the Company having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

                  1. Each of the Company and its Restricted Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

                  2. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

                  3. No conflicts with charter documents, laws or other agreements.

                  4. All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

                  5.       No litigation questioning validity of documents.

                  6. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

                  7. No violation of Regulations G, T or X of the Federal Reserve Board.

                                              b)      Company not an "investment
company", or a company "controlled" by an "investment company", under the Investment Company Act of 1940, as amended.

                                 Exhibit 4.4(a)

                                                                  EXHIBIT 4.4(b)

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

June
6th
1995
(213) 669-6000

TO EACH OF THE PURCHASERS
LISTED ON SCHEDULE A HERETO                                          686,385-023
                                                                   LA1-704327.Vl

                  Re:      Dreyer's Grand Ice Cream, Inc.
                           $50,000,000 Senior Notes

Ladies and Gentlemen:
         We have acted as your special counsel in connection with the Note Purchase Agreements dated _______________, 1996 by and between Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), and each of you respectively (collectively, the "Note Purchase Agreements"), pursuant to which the Company is issuing $15,000,000 aggregate principal amount of its 7.68% Series A Senior Notes due _______________, 2002, $15,000,000 aggregate principal amount of its 8.06% Series B Senior Notes due _______________, 2006, and $20,000,000 aggregate principal amount of its 8.34% Series C Senior Notes due 2005 (collectively, the "Notes"). We are providing this opinion to you pursuant to Section 4.4(b) of the Note Purchase Agreements. Except as otherwise indicated, capitalized terms used in this opinion and defined in the Note Purchase Agreements will have the meanings given in the Note Purchase Agreements.

         In our capacity as special counsel, we have participated in the preparation and negotiation of the Note Purchase Agreements and the Notes (collectively, the "Note Documents") and have examined, among other things, originals or copies thereof, as well as the legal opinion of Manwell & Milton (the "Company's Counsel Opinion"), counsel to the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. As to relevant factual matters, we have obtained and relied upon those certificates of officers of the Company and certificates of public officials that we considered appropriate.

         On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

         (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                                 Exhibit 4.4(b)

         (ii) The Company has all requisite corporate power and authority to execute and deliver the Note Purchase Agreements, to issue and sell the Notes and to perform its obligations set forth in each of the Note Documents.

         (iii) Each of the Note Documents has been duly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by duly authorized officers of the Company.

         (iv) The Note Documents constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         (v) Assuming the accuracy of (i) the Company's representations in the first sentence of Section 5.13 of the Note Purchase Agreements, (ii) your representations in Section 6.1 of the Note Purchase Agreements [and (iii) the representations of BA Securities, Inc. in a letter dated ___________, 1996 from BA Securities, Inc. to the Company, Manwell & Milton and O'Melveny & Myers], it is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

         (vi) Neither the extension of credit nor the use of proceeds provided in the Note Purchase Agreements will violate Regulation G, T or X of the Board of Governors of the Federal Reserve System.

         (vii) The Company's Counsel Opinion is satisfactory in form to us, and we believe you are justified in relying on the Company's Counsel Opinion.

         We express no opinion as to the effect of non-compliance by you with any state or federal laws or regulations applicable to the transactions contemplated by the Note Purchase Agreements because of the nature of your business.

         Our opinion in paragraph (4) above as to the enforceability of the Note Purchase Agreements is subject to the unenforceability under certain circumstances of waivers of rights granted by law where the waivers are against public policy or prohibited by law.

         We express no opinion with respect to your ability to collect attorneys' fees and costs in an action involving the Note Purchase Agreements if you are not the prevailing party in such action. We call your attention to the effect of Section 1717 of the California Civil Code, which provides that where a contract permits one party thereto to recover attorneys' fees, the prevailing

                                 Exhibit 4.4(b)
party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees.

         We express no opinion as to any provisions of the Note Purchase Agreements requiring written amendments or waivers of the Note Purchase Agreements insofar as they suggest that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

         The law covered by this opinion is limited to the present federal law of the United States, the present law of the State of California and the general corporation law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules or regulations of any county, municipality or special political subdivision or other local authority.

         This opinion is furnished by us as your special counsel and may be relied upon by you only in connection with the issuance by the Company to you of the Notes. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent; provided, that you may deliver copies of this opinion to regulatory authorities having jurisdiction over you. You may, however, deliver a copy of this opinion to permitted transferees of the Notes in connection with such transfer, and such transferees may rely on this opinion as if it were addressed and had been delivered to them on the date of this opinion.

                             Respectfully submitted,

                                   SCHEDULE A

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
AEGON LIFE INSURANCE AND ANNUITY COMPANY

                                 Exhibit 4.4(b)

                                   EXHIBIT B-1

                               AMENDMENT TO ADJUST
                  8.06% INTEREST RATE ON SERIES B SENIOR NOTE.

Beginning with the first fiscal quarter ended on or after the Transaction Effective Date, and for every fiscal quarter thereafter, the 8.06% per annum interest rate with respect to each of the Series B Notes shall be adjusted (the "ADJUSTMENT") as follows: (i) if the Funded Debt/EBITDA Ratio is greater than 3.5, then the applicable interest rate shall be 9.06% per annum, (ii) if the Funded Debt/EBITDA Ratio is greater than 3.0 but less than or equal to 3.5, then the applicable interest rate shall be 8.56%, and (iii) if the Funded Debt/EBITDA Ratio is less than or equal to 3.0, then the applicable interest rate shall not be adjusted; provided that, if at any time a certificate of a Senior Financial Officer of New Dreyer's is not delivered at the time required pursuant to
Section 7.2 of the Note Purchase Agreements (as defined below), from the time such certificate was required to be delivered until delivery of such certificate, the applicable interest rate shall be the maximum percentage amount set forth above. The effective date of each such Adjustment (the "ADJUSTMENT ACCRUAL DATE"), if applicable, shall be on the 60th day after the end of such fiscal quarter or on the 100th day after the end of such fiscal year, as the case may be. Each Adjustment shall be applicable until the next succeeding Adjustment Accrual Date.

                                   EXHIBIT B-2

                               AMENDMENT TO ADJUST
                  8.34% INTEREST RATE ON SERIES C SENIOR NOTE.

Beginning with the first fiscal quarter ended on or after the Transaction Effective Date, and for every fiscal quarter thereafter, the 8.34% per annum interest rate with respect to each of the Series C Notes shall be adjusted (the "ADJUSTMENT") as follows: (i) if the Funded Debt/EBITDA Ratio is greater than 3.5, then the applicable interest rate shall be 9.34% per annum, (ii) if the Funded Debt/EBITDA Ratio is greater than 3.0 but less than or equal to 3.5, then the applicable interest rate shall be 8.84%, and (iii) if the Funded Debt/EBITDA Ratio is less than or equal to 3.0, then the applicable interest rate shall not be adjusted; provided that, if at any time a certificate of a Senior Financial Officer of New Dreyer's is not delivered at the time required pursuant to
Section 7.2 of the Note Purchase Agreements (as defined below), from the time such certificate was required to be delivered until delivery of such certificate, the applicable interest rate shall be the maximum percentage amount set forth above. The effective date of each such Adjustment (the "ADJUSTMENT ACCRUAL DATE"), if applicable, shall be on the 60th day after the end of such fiscal quarter or on the 100th day after the end of such fiscal year, as the case may be. Each Adjustment shall be applicable until the next succeeding Adjustment Accrual Date.

                                    EXHIBIT C

                                FORM OF GUARANTY

                                    GUARANTY

         THIS GUARANTY dated as of June 27, 2003 is executed in favor of and for the benefit of each Noteholder (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Dreyer's Grand Ice Cream, Inc. (the "COMPANY") and various purchasers (the "NOTEHOLDERS") have entered into those certain Note Purchase Agreements dated as of June 6, 1996 (as amended, restated or otherwise modified from time to time, collectively, the "NOTE PURCHASE AGREEMENT"); and

         WHEREAS, each of the undersigned has benefited from the issuance of the Notes and thus the Obligations (as defined below) have inured to the benefit of each of the undersigned (which benefits are hereby acknowledged), and each of the undersigned is willing to guaranty the Obligations (as defined below) as hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

         1. DEFINITIONS. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Note Purchase Agreement.

         2. GUARANTY. Each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under the Note Purchase Agreement or any Note (collectively, the "NOTE DOCUMENTS"), as the same may be amended, modified, extended or renewed from time to time, and each of the undersigned further agrees to pay all costs and expenses (including reasonable attorneys' fees and expenses) paid or incurred by any Noteholder in enforcing this Guaranty or any other applicable Note Document against such undersigned (all of the foregoing obligations, collectively, the "OBLIGATIONS"); provided that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Obligations which such undersigned may guaranty without rendering this Guaranty void or voidable under any applicable fraudulent conveyance or fraudulent transfer law.

         3. ACCELERATION OF OBLIGATIONS IN CERTAIN CIRCUMSTANCES. Each of the undersigned agrees that, if any Event of Default with respect to the Company under Sections 11(g) and (h) of the Note Purchase Agreement shall occur at a time when any of the Obligations are not due and payable, such undersigned will pay to the Noteholders forthwith the full amount which would be payable hereunder by such undersigned if all Obligations were then due and payable.

         4. GUARANTY OF PAYMENT. This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and not only collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Obligations are outstanding or any other circumstance) until all Obligations have been paid in full.

         5. REINSTATEMENT. The undersigned further agree that if at any time all or any part of any payment theretofore applied by any Noteholder to any of the Obligations is or must be rescinded or returned by such Noteholder for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Obligations shall, for purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Noteholder, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by such Noteholder had not been made.

         6. PERMITTED ACTIONS BY NOTEHOLDERS. Any Noteholder may, from time to time, at its sole discretion and without notice to any of the undersigned, take any or all of the following actions without affecting the obligations of the undersigned hereunder: (a) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Obligations, (c) amend, modify or waive any provision of the Note Purchase Agreement or any other Note Document, (d) extend or renew any of the Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Obligations, (e) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, and (f) resort to any of undersigned for payment of any of the Obligations when due, whether or not such Noteholder shall have resorted to any property securing any of the Obligations or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Obligations.

         7. DELAY OF SUBROGATION. Notwithstanding any payment made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any right of any Noteholder until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Noteholders shall have received payment in cash of the full amount of all Obligations.

         8. CERTAIN WAIVERS. This Guaranty and the obligations of each of the undersigned hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including without limitation the occurrence of any of the following, whether or any of the undersigned shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Note Purchase Agreement, any other Note Document or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Noteholders, or any of them, might have elected to apply such payment to any part or all of the Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations, (vi) any defenses, set-offs or counterclaims which the Company may allege or assert against any Noteholder in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any of the undersigned as an obligor in respect of the Obligations.

                  The undersigned hereby expressly waive: (a) any right to require the Noteholders, as a condition of payment or performance by the undersigned, to (i) proceed against the Company, any other guarantor of the Obligations or any other Person, (ii) proceed against or exhaust any security held from the Company, any other guarantor of the Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Noteholder in favor of the Company or any other Person, or (iv) pursue any other remedy in the power of any Noteholder whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Noteholder's errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the undersigned's obligations hereunder, (ii) the benefit of any statute of limitations affecting the undersigned's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Noteholder protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Note Purchase Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Company and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty. In accordance with Section 2856 of the California Civil Code each of the undersigned waives any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, of the

California Civil Code. Each of the undersigned waives any claim, right or remedy that it now has or may hereafter have against the Company or any of its assets under California Civil Code Section 2847, 2848 or 2849. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section.

         9. ADDITIONAL OBLIGATIONS. The creation or existence from time to time of additional Obligations to any Noteholder is hereby authorized, without notice to any of the undersigned, and shall in no way affect or impair the rights of the Noteholders or the obligations of the undersigned under this Guaranty.

         10. ASSIGNMENTS BY NOTEHOLDERS. Any Noteholder may from time to time, without notice to any of the undersigned (but subject to the terms of the Note Purchase Agreement), assign or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were an original Noteholder.

         11. NO IMPLIED WAIVERS; AMENDMENTS. No delay on the part of any Noteholder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any Noteholder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon any Noteholder except as expressly set forth in a writing duly signed and delivered on behalf of the Noteholders. For purposes of this Guaranty, Obligations shall include all obligations of the Company to any Noteholder arising under or in connection with any Note Document, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

         12. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is a partnership, corporation, limited liability company or other entity, all references herein to such entity shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

         13. SECTION CAPTIONS. Section captions used in this Guaranty are for convenience only and shall not affect the interpretation of this Guaranty.

         14. INFORMATION REGARDING THE COMPANY. Each of the undersigned (a) represents and warrants that it has adequate means to keep itself informed of the financial condition and creditworthiness of the Company and (b) acknowledges and agrees that no Noteholder shall have any obligation to provide to the undersigned any information which such Noteholder may have about the Company.

         15. GOVERNING LAW, ETC. This Guaranty shall be construed in accordance with and governed by the laws of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         16. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional Persons may become parties hereto by executing and delivering to the Noteholders a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Guaranty.

         17. SUBMISSION TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY NOTE DOCUMENT TO WHICH ANY OF THE UNDERSIGNED IS A PARTY, MAY BE BROUGHT AND MAINTAINED IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY AND CITY OF LOS ANGELES; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE NOTEHOLDERS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE UNDERSIGNED EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH UNDER ITS NAME ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE NOTEHOLDERS AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         18. WAIVER OF JURY TRIAL. EACH OF THE UNDERSIGNED (AND, BY ACCEPTING THE BENEFITS HEREOF, EACH NOTEHOLDER) HEREBY WAIVES

ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR ANY NOTE DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                             [Signatures to follow]

         IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                    DREYER'S GRAND ICE CREAM HOLDINGS, INC.

                                    By: ___________________________________
                                    Name: William C. Collett
                                    Title: Treasurer

                                    NESTLE ICE CREAM COMPANY, LLC

                                    By: ___________________________________
                                    Name: William C. Collett
                                    Title: Treasurer

                                    EDY'S GRAND ICE CREAM

                                    By: ___________________________________
                                    Name: William C. Collett
                                    Title: Treasurer

                                    Signature page for the Guaranty (the
                                    "GUARANTY") dated as of June 27, 2003 issued by various affiliates of Dreyer's Grand Ice Cream, Inc. (the "COMPANY") in favor of the noteholders under the Note Purchase Agreement among the Company and such noteholders.

                                    The undersigned is executing a counterpart hereof for purposes of becoming a party hereto as of the date set forth below (and the undersigned has attached hereto a supplement to Schedule I to the Guaranty setting forth the notice address of the undersigned for purposes of the Guaranty):

                                    [NEW GUARANTOR]

                                    By: ___________________________________
                                    Name Printed: __________________________
                                    Title: _________________________________

Date: ______________, ______

                                   SCHEDULE I
                             ADDRESSES OF GUARANTORS

c/o Dreyer's Grand Ice Cream, Inc.
5929 College Avenue
Oakland, California 94618-1391
Attn: William C. Collett, Treasurer

                                  Schedule I-1